Exhibit 10.3

STOCKHOLDER SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of March 28, 2021, is entered into by and among CM Life Sciences II Inc., a Delaware corporation (“Acquiror”), SomaLogic, Inc., a Delaware corporation (the “Company”), and certain of the stockholders of the Company, whose names appear on the signature pages of this Agreement (such stockholders, the “Stockholders”, and Acquiror, the Company and the Stockholders, each a “Party”, and collectively, the “Parties”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) among Acquiror, the Company and S-Craft Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Merger Sub”).

RECITALS

WHEREAS, concurrently herewith, the parties thereto are entering into the Merger Agreement, pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record and “beneficial owner” (as such term is used herein, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of, and is entitled to dispose of and vote, the number of shares of Company Common Stock and Company Preferred Stock set forth below such Stockholder’s name on such Stockholder’s counterpart signature page to this Agreement (collectively, with respect to each Stockholder, such Stockholder’s “Owned Shares”; and such Owned Shares, together with (1) any additional shares of Company Common Stock and Company Preferred Stock (or any securities convertible into or exercisable or exchangeable for Company Common Stock or Company Preferred Stock) in which such Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities and (2) any additional shares of Company Common Stock and Company Preferred Stock with respect to which such Stockholder has the right to vote through a proxy, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of Acquiror and Merger Sub to enter into the Merger Agreement, the Company and the Stockholders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Acquiror and each Stockholder hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 3 and the last paragraph of this Section 1, the Stockholder, solely in his, her or its capacity as a stockholder or proxy holder of the Company, irrevocably and unconditionally agrees, and agrees to cause any other holder of record of any of the Stockholder’s Covered Shares, to validly execute and deliver to the Company in respect of all of the Stockholder’s Covered Shares, on (or effective as of) the third Business Day following the date that the consent solicitation statement/prospectus included in the Registration Statement is disseminated to the Company’s stockholders (following the Registration Statement Effective Date), a written consent in respect of all of the Stockholder’s Covered Shares approving the Merger, the Merger Agreement, the other transactions contemplated thereby and any other matters necessary or reasonably requested by the Company in connection therewith. In addition, subject to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), the Stockholder, in his, her or its capacity as a stockholder or proxy holder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, such Stockholder shall, and shall cause any other holder of record of any of such Stockholder’s Covered Shares to:

(a) when such meeting is held, appear at such meeting or otherwise cause the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by such Stockholder) in favor of the Merger, the Merger Agreement, the other transactions contemplated thereby and any other matters necessary or reasonably requested by the Company in connection with therewith;

(c) in any other circumstances upon which a consent or other approval is required under the Company’s organizational documents or the Twelfth Amended and Restated Stockholder Rights Agreement, dated as November 20, 2020, by and among the Company, the Stockholder and the other parties thereto (the “Stockholders Agreement”) or otherwise sought with respect to the Merger, the Merger Agreement or the other transactions contemplated by the Merger Agreement, vote, consent or approve (or cause to be voted, consented or approved) all of such Stockholder’s Covered Shares held at such time in favor thereof; and

(d) vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly cause such consent to be granted with respect to), all of such Stockholder’s Covered Shares against (i) any Company Business Combination (other than as contemplated by the Merger Agreement); (ii) any proposal that would result in a change in the business, management or the board of directors of the Company (other than as contemplated by the Merger Agreement); and (iii) any proposal, action or agreement that would be reasonably expected to (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement, (C) result in any of the conditions set forth in Article VIII of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Company.

The obligations of each Stockholder specified in this Section 1 shall apply whether or not the Merger or any action described above is recommended by the board of directors of the Company or the board of directors of the Company has previously recommended the Merger but changed such recommendation.

2. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that such Stockholder shall not (i) enter into any voting agreement or voting trust with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

3. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the time this Agreement is terminated upon the written agreement of the Company, Acquiror and the Stockholder (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”) and the representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement; provided, that the provisions set forth in Sections 10 through 21 shall survive the termination of this Agreement.

4. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants (severally and not jointly as to itself only) to the Acquiror as follows:

(a) Such Stockholder is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to or has a valid proxy to vote such shares, such Stockholder’s Covered Shares, free and clear of any Liens (other than as created by this Agreement, liens, encumbrances, and restrictions arising by reason of the federal securities laws, and applicable state “blue sky” and comparable securities laws or the organizational documents of the Company (including, for the purposes hereof, any agreements between or among stockholders of the Company)). As of the date hereof, other than the Owned Shares set forth below such Stockholder’s name on such Stockholder’s counterpart signature page to this Agreement, such Stockholder does not own beneficially or of record any shares of Company Common Stock or Company Preferred Stock (or any securities convertible into shares of Company Common Stock or Company Preferred Stock) or any interest therein.

(b) Such Stockholder in each case except as provided in this Agreement, the Stockholders Agreement or the Company’s organizational documents (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Stockholder’s Covered Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c) Such Stockholder affirms that (i) if the Stockholder is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transaction contemplated hereby, and (ii) if the Stockholder is not a natural person, (A) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of its organization, and (B) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, subject to the due execution and delivery of this Agreement by each other Party hereto, constitutes a legally valid and binding agreement of such Stockholder enforceable against the Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws or other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Stockholder from, or to be given by such Stockholder to, or be made by such Stockholder with, any Governmental Entity in connection with the execution, delivery and performance by such Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Merger or the other transactions contemplated by the Merger Agreement.

(e) The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation of the transactions contemplated hereby and the Merger and the other transactions contemplated by the Merger Agreement will not, constitute or result in (i) a breach or violation of, or a default under, the organizational documents of such Stockholder (if such Stockholder is not a natural person), (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Stockholder pursuant to any Contract binding upon such Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 4(d), under any applicable law to which such Stockholder is subject or (iii) any change in the rights or obligations of any party under any material Contract legally binding upon such Stockholder, except, in the case of clauses (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder that, in any manner, questions the beneficial or record ownership of the Stockholder’s Covered Shares or the validity of this Agreement, or challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Agreement.

(g) The Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement and has independently and based on such information as the Stockholder has deemed appropriate, made his/her/its own analysis and decision to enter into this Agreement. The Stockholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Stockholder acknowledges that the agreements contained herein with respect to the Covered Shares held by the Stockholder are irrevocable.

(h) Such Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Stockholder contained herein.

(i) No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror or the Company is or could be liable in connection with the Merger Agreement or this Agreement or any of the respective transactions contemplated hereby or thereby, in each case based upon arrangements made by such Stockholder in his, her or its capacity as a stockholder or, to the knowledge of such Stockholder, on behalf of such Stockholder in his, her or its capacity as a stockholder.

5. Certain Covenants of the Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby covenants and agrees as follows:

(a) No Solicitation. Subject to Section 6 hereof, prior to the Termination Date, the Stockholder shall not, and, to the extent applicable, shall cause its Affiliates and subsidiaries not to, and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Company Business Combination, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to his/her/its properties, books and records or any confidential information or data to, any Person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Company Business Combination, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Company Business Combination, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Company Business Combination or (v) resolve or agree to do any of the foregoing. Such Stockholder also agrees that immediately following the execution of this Agreement such Stockholder shall, and, to the extent applicable, shall cause each of its Affiliates and subsidiaries to, and shall use such Stockholder’s reasonable best efforts to cause its and their Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) conducted heretofore in connection with a Company Business Combination or any inquiry or request for information that could reasonably be expected to lead to, or result in, a Company Business Combination. Such Stockholder shall promptly (and in any event within one Business Day) notify, in writing, Acquiror of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Company Business Combination, which notice shall include a summary of the material terms of such inquiry, proposal or offer (and shall include any other documents evidencing or specifying the terms of such proposal, offer, inquiry or request).

Such Stockholder shall promptly (and in any event within 24 hours) keep Acquiror reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Company Business Combination (including any material changes thereto and copies of any additional written materials received by such Stockholder, the Company, its subsidiaries or their respective Affiliates or Representatives).

Notwithstanding anything in this Agreement to the contrary, (i) such Stockholder shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof), any subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Company Related Parties”), (ii) such Stockholder makes no representations or warranties with respect to the actions of any of the Company Related Parties, and (iii) any breach by the Company of its obligations under Section 7.11 of the Merger Agreement shall not be considered a breach of this Section 5(a) (it being understood that, for the avoidance of doubt, such Stockholder or his, her or its Representatives (other than any such Representative that is a Company Related Party) shall remain responsible for any breach by such Stockholder or his, her or its Representatives of this Section 5(a)).

(b) Each Stockholder hereby agrees not to, directly or indirectly, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of, any of such Stockholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to (i) an Affiliate of the Stockholder, (ii) if the undersigned is not a natural person, to its managers, partners, members or other direct or indirect equity holders or to any of its other Affiliates or any subsidiary, employee, officer, director, investment fund controlled or managed by the undersigned or its Affiliates, or commonly controlled or managed investment fund, (iii) to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned, (iv) to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members, or (v) to a charitable foundation controlled by the undersigned, its Affiliates, partners, members or other direct or indirect equityholders or any of their respective immediate family members (each, a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Acquiror, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 5(b) shall not relieve the Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 5(b) with respect to the Stockholder’s Covered Shares shall be null and void.

(c) Each Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

6. Further Assurances. From time to time, at Acquiror’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by the Merger Agreement and this Agreement. Each Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Sponsor, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby, including but not limited to any claims of conflict of interest and self-dealing.

7. Disclosure. Such Stockholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure required by the SEC such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

8. Changes in Capital Stock. In the event (i) of a stock split, stock dividend or distribution, or any change in Company Common Stock or Company Preferred Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, (ii) the Stockholder purchases or otherwise acquires beneficial ownership of any Company Common Stock or Company Preferred Stock or (iii) the Stockholder acquires the right to vote or share in the voting of any Company Common Stock or Company Preferred Stock, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Company, Acquiror and the applicable Stockholder.

10. Waiver. No failure or delay by any Party exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service, such as FedEx, to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 11):

(a)	if to the Stockholder, to the address or email address set forth below such Stockholder’s name on such Stockholder’s counterpart signature page to this Agreement, or in the absence of such address or email address being set forth below such Stockholder’s name on such Stockholder’s counterpart signature page to this Agreement, the address or email address set forth in the Company’s books and records, or to such other address or email address or to the attention of such other person as such Stockholder has specified by prior written notice to the sending Party, with a copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Ave

22nd Floor

New York, NY 10022

Attn:	Herbert F. Kozlov
Email:	hkozlov@reedsmith.com

(b)	if to Acquiror, to it at:

CM Life Sciences II Inc.

667 Madison Avenue

New York, NY 10065

Attn:	Keith Meister
Email:	kmeister@corvexcap.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Attn:	Joel Rubinstein

Matthew Kautz

Email:	joel.rubinstein@whitecase.com

mkautz@whitecase.com

12. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Stockholder. All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.

13. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof.

14. No Third-Party Beneficiaries. The Stockholder hereby agrees that his/her/its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the Parties hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided that the Company shall be an express third-party beneficiary with respect to Section 4 and Section 5(b).

15. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflicts of laws to the extent such principles or rules are not mandatorily applicable and would require or permit the application of the laws of another jurisdiction other than the State of Delaware.

(b) In addition, each of the Parties (i) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and agrees not to plead or claim any objection to the laying of venue in any such court or that any judicial proceeding in any such court has been brought in an inconvenient forum, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any state or federal court located in the State of Delaware having subject matter jurisdiction, and (iv) consents to service of process being made through the notice procedures set forth in Section 11.

(c) EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Stockholders in whole or in part (whether by operation of law or otherwise) without the prior written consent of Acquiror and the Company or (b) be assigned by Acquiror or the Company in whole or in part (whether by operation of law or otherwise) without the prior written consent of (i) the Company or Acquiror, respectively, and (ii) the applicable Stockholder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

17. Enforcement. The rights and remedies of the Parties shall be cumulative with and not exclusive of any other remedy conferred hereby. The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including each Stockholder’s obligations to vote its Covered Shares as provided in this Agreement, in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any state or federal court located in the State of Delaware, without proof of actual damages or otherwise (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity.

18. Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms and provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

19. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each Party need not sign the same counterpart. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

20. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

21. Capacity as a Stockholder or Proxy Holder. Notwithstanding anything herein to the contrary, the Stockholder or proxy holder signs this Agreement solely in the Stockholder’s or proxy holder’s capacity as a stockholder or proxy holder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of the Stockholder, proxy holder or any Affiliate, employee or designee of the Stockholder or proxy holder, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company (or any Subsidiary of the Company) or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the Company or any Subsidiary of the Company. No Stockholder shall be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement by any other Stockholder that is also a Party hereto and each Stockholder shall solely be required to perform its obligations hereunder in its individual capacity.

22. Affiliate Agreements. The Stockholder hereby agrees and consents to the termination of the Certificate of Designation filed with the state of Delaware on November 20, 2020 and the Stockholders Agreement, effective as of the Effective Time without any further liability or obligation to the Company, the Company’s Subsidiaries or Acquiror.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

CM LIFE SCIENCES II INC.

By:	/s/ Brian Emes
Name:	Brian Emes
Title:	Chief Financial Officer & Secretary

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

SOMALOGIC, INC.

By:	/s/ Roy Smythe
Name:	Roy Smythe
Title:	Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

[STOCKHOLDER]

By:
Name:
Title:

Stockholder Address	Number of Common Shares Held	Number of Preferred Shares Held
__________________________ __________________________ __________________________

[Signature Page to Stockholder Support Agreement]